                                                                    EXHIBIT 6.B.




                     CONSENT OF SCOTT V. CARNEY, FSA, MAAA


                                 April 17, 2002



Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, PA 19312


Directors:

     I hereby consent to the reference to my name under the caption "Experts" in the prospectus included in Post-Effective Amendment No. 5 to the Registration Statement on Form S-6 for certain flexible premium variable life insurance policies issued through the Provident Mutual Variable Life Separate Account of Provident Mutual Life Insurance Company (File No. 333-71763).


                                                     Sincerely,



                                                     /s/ Scott V. Carney
                                                     -----------------------
                                                     Scott V. Carney, FSA, MAAA
                                                     Actuary